UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 15, 2023

SERVICE PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest	SVC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

In this Current Report on Form 8-K, the terms “we”, “us”, “our” and “the Company” refer to Service Properties Trust.

Item 1.01. Entry into a Material Definitive Agreement.

On February 15, 2023, we and certain of our subsidiaries entered into a consent and amendment agreement, or the Consent Agreement, with TravelCenters of America Inc., or TA, and its subsidiary, TA Operating LLC, or together, the TCA Parties, and BP Products North America Inc., or BP, pursuant to which we and our applicable subsidiaries: (1) consented to TA’s entering into an agreement and plan of merger, or the Merger Agreement, with BP and its merger subsidiary, pursuant to which BP will acquire TA in a merger transaction, or the Merger, for cash consideration of $86.00 per share of the outstanding shares of common stock, par value $0.001 per share, of TA, or the TA common shares, and to the consummation of the Merger and the other transactions contemplated by the Merger Agreement, or collectively, the BP Acquisition; (2) agreed to amend and restate our subsidiaries’ existing lease and guaranty agreements with the applicable TCA Parties, effective at the time of the Merger; and (3) agreed to sell to TA certain tradenames and trademarks associated with TA’s business that we or our applicable subsidiaries own at their current book value of $89.4 million, effective at the time of the Merger. The Merger is subject to various customary conditions to closing, including the approval of TA stockholders owning a majority of the TA common shares outstanding, as well as regulatory approvals. The parties currently expect that the BP Acquisition will be completed by mid-year 2023.

Pursuant to the amended and restated lease agreements to be entered into at the effective time of the Merger, or the A&R Leases, for 176 of our travel center properties, the aggregate annual minimum rent due to our applicable subsidiaries will be $254.0 million, with annual 2% increases throughout the initial term and any renewal terms of the A&R Leases, and there will be no percentage rent requirement. The A&R Leases will each have an initial term of 10 years, with five 10-year extension options, and TA Operating LLC will prepay $188.0 million of rent under the A&R Leases at the effective time of the Merger and will receive monthly rent credits totaling $25.0 million per year over the 10-year initial term of the A&R Leases. In addition, TA Operating LLC will have a right of first offer with respect to certain potential sales of travel center properties included in the A&R Leases.

Pursuant to the amended and restated guaranty amendments to be entered into at the effective time of the Merger, or the A&R Guarantees, BP Corporation North America Inc. will guarantee payment under each of the A&R Leases. BP Corporation North America Inc.’s obligations under the A&R Guarantees will be limited by an initial aggregate cap of approximately $3.04 billion.

We currently own 1,184,797 TA common shares, which represent approximately 7.8% of TA’s outstanding common shares and which are valued at approximately $101.9 million based on the cash consideration for the Merger. In connection with the Merger Agreement, we entered into a voting agreement, or the Voting Agreement, with BP, pursuant to which, among other things, we agreed to vote all of our TA common shares in favor of the BP Acquisition and against any alternative acquisition proposal, including any superior proposal, as defined. We also agreed not to sell or transfer our TA common shares while the Voting Agreement remains in effect. Our obligations under the Voting Agreement terminate upon the earliest to occur of the effective time of the Merger, the valid termination of the Merger Agreement or the effective date of a written agreement by us and BP to terminate the Voting Agreement.

We expect to receive approximately $379.3 million in total cash for the value of our TA common shares, the TA tradenames and trademarks and the prepaid rent under the A&R Leases upon completion of the BP Acquisition.

The foregoing descriptions of the Consent Agreement, the A&R Leases, the A&R Guarantees and the Voting Agreement are not complete and are qualified in their entirety by reference to the full text of the Consent Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, to the full text of the A&R Leases and the A&R Guarantees, the forms of which are included as Exhibits A-1 through A-5 and B-1 through B-5, respectively, to the Consent Agreement, and to the full text of the Voting Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Warning Concerning Forward-Looking Statements

This Current Report on Form 8-K contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors.

For example, this Current Report on Form 8-K states that the parties currently expect that the BP Acquisition will be completed by mid-year 2023, and that we expect to receive approximately $379.3 million in total cash upon completion of the BP Acquisition. The BP Acquisition is subject to various customary conditions and contingencies to closing as are customary in merger agreements in the United States, including the approval of TA stockholders and regulatory approvals. If these conditions are not satisfied or the specified contingencies do not occur, the BP Acquisition may not be completed, in which case our lease and guaranty arrangements with TA would not be amended and we would not receive the expected proceeds, or the BP Acquisition could be delayed or the terms could change.

The information contained in our filings with the Securities and Exchange Commission, or the SEC, including under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, we do not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consent and Amendment Agreement, dated as of February 15, 2023, among the Company, HPT TA Properties Trust, HPT TRS Inc., HPT TA Properties LLC, Highway Ventures Properties Trust, Highway Ventures Properties LLC, TravelCenters of America Inc., TA Operating LLC and BP Products North America Inc.

10.2	Voting Agreement, dated as of February 15, 2023, between the Company and BP Products North America Inc.

104	Cover Page Interactive Data File. (Embedded within the Inline XBRL document.)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERVICE PROPERTIES TRUST

By:	/s/ Brian E. Donley
Name:	Brian E. Donley
Title:	Chief Financial Officer and Treasurer

Dated: February 21, 2023